                                                                     EXHIBIT 11
                                                                    PAGE 1 OF 2

                  HOST MARRIOTT CORPORATION AND SUBSIDIARIES

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                         1996    1995    1994
                                                        ------  ------  ------
Net income (loss)...................................... $  (13) $ (143) $  (25)
                                                        ======  ======  ======
Primary Earnings (Loss) Per Common Share
Shares:
  Weighted average number of common shares outstanding.  188.7   158.3   151.5
  Assuming distribution of common shares reserved under
   employee stock purchase plan, based on withholdings
   to date, less shares assumed purchased at average
   market (/1/)........................................    --      --      --
  Assuming distribution of common shares granted under
   comprehensive stock plan, less shares assumed
   purchased at average market (/1/)...................    --      --      --
  Assuming distribution of common shares issuable for
   warrants, less shares assumed purchased at average
   market (/1/)........................................    --      --      --
                                                        ------  ------  ------
                                                         188.7   158.3   151.5
                                                        ======  ======  ======
Primary Earnings (Loss) Per Common Share............... $ (.07) $ (.90) $ (.17)
                                                        ======  ======  ======

--------
(/1/Common)equivalent shares and other potentially dilutive securities were antidilutive for all years presented.

                                                                     EXHIBIT 11
                                                                    PAGE 2 OF 2

                  HOST MARRIOTT CORPORATION AND SUBSIDIARIES

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                         1996    1995    1994
                                                        ------  ------  ------
Fully Diluted Earnings (Loss) Per Common Share
Shares:
  Weighted average number of common shares outstanding.  188.7   158.3   151.5
  Assuming distribution of common shares reserved under
   employee stock purchase plan, based on withholdings
   to date, less shares assumed purchased at higher of
   average or ending market (/1/)......................    --      --      --
  Assuming distribution of common shares granted under
   comprehensive stock plan, less shares assumed
   purchased at higher of average or ending market
   (/1/)...............................................    --      --      --
  Assuming distribution of common shares issuable for
   warrants, less shares assumed purchased at higher of
   average or ending market (/1/)......................    --      --      --
  Assuming issuance of common shares upon conversion of
   convertible preferred stock (/1/)...................    --      --      --
  Assuming issuance of common shares upon conversion of
   Company-obligated mandatorily redeemable convertible
   securities of a subsidiary trust (/1/)(/2/).........    --      --      --
                                                        ------  ------  ------
                                                         188.7   158.3   151.5
                                                        ======  ======  ======
Fully Diluted Earnings (Loss) Per Common Share......... $ (.07) $ (.90) $ (.17)
                                                        ======  ======  ======

--------
(/1/Common)equivalent shares and other potentially dilutive securities were antidilutive for all years presented.
(/2/Company-obligated)mandatorily redeemable convertible securities of a subsidiary trust were issued in 1996.

                                      E-2